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                                                                    Exhibit 4.12

                               THIRD AMENDMENT OF
                              THE RIGHTS AGREEMENT


          This THIRD AMENDMENT OF THE RIGHTS AGREEMENT (the "Agreement") is
entered into as of September   , 1999, by and between Samsonite Corporation, a
Delaware corporation (the "Company") and BankBoston, N.A., a national banking association (the "Rights Agent").

                                   BACKGROUND

     WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement, dated as of May 12, 1998, as amended on April 7, 1999, and as further amended on July 13, 1999 (the "Original Agreement");

     WHEREAS, pursuant to Section 26 of the Original Agreement, the parties hereto have agreed to amend certain provisions of the Original Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound, the parties hereto agree that the Original Agreement is hereby amended as follows:

     SECTION 1.  Defined Terms.  Capitalized terms used and not defined herein
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shall have the meanings assigned to such terms in the Original Agreement.

     SECTION 2.  Amendments.  The parties hereto hereby consent and agree to
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amend the Original Agreement as follows:

     (a) Section 1 of the Original Agreement is hereby amended by deleting paragraph (g) in its entirety and inserting in lieu thereof the following:

     "(g) "Exempted Person" shall mean Apollo Advisors, L.P. and its Affiliates and Associates and Artemis America Partnership and its Affiliates and Associates, so long as each of Apollo Advisors, L.P. and Artemis America Partnership, together with its respective Affiliates
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and Associates, shall not become the Beneficial Owner of shares of Common Stock then outstanding in excess of its Applicable Percentage; provided, however, that
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from and after such time as Apollo Advisors, L.P. or Artemis America
Partnership, together with all of its respective Affiliates and Associates, shall be the Beneficial Owner of shares of Common Stock then outstanding in excess of its respective Applicable Percentage, Apollo Advisors, L.P. or Artemis America Partnership, as the case may be, shall no longer be deemed an "Exempted Person". For purposes of the foregoing, with respect to Apollo Advisors, L.P., and its Affiliates and Associates, including Lion Advisors, L.P. (collectively, "Apollo"), (i) from and after the execution of the Investment Agreement, dated as of April 7, 1999, between the Company and Apollo Investment Fund, L.P. (the "Investment Agreement"), and prior to the Back-stop Closing (as such term is defined in the Investment Agreement), the term "Applicable Percentage" shall mean two percent (2%) plus the percentage of the outstanding shares of Common Stock beneficially owned by Apollo on the date hereof (treating for this purpose the shares to be purchased at the Back-stop Closing as not beneficially owned by Apollo) and (ii) after the Back-stop Closing, the term "Applicable Percentage" shall mean two percent (2%) plus the percentage of the outstanding shares of Common Stock beneficially owned by Apollo immediately after such closing; provided that Apollo's Applicable Percentage shall in no event be less than 34%.
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For purposes of the foregoing, with respect to Artemis America Partnership
("Artemis"), the term "Applicable Percentage" shall mean two percent (2%) plus the quotient obtained by dividing (A) the number of shares of Common Stock which, or the voting rights of which, Artemis or any of its Affiliates or Associates has the right to acquire, or acquires, at any time or which otherwise may be distributed to Artemis or to any of its Affiliates or Associates, in either case by reason of or pursuant to (x) the terms of the Investment Management Agreement between Artemis and Lion Advisors, L.P., dated as of June 29, 1990, as amended on April 30, 1999, with respect to the managed account (the "Investment Management Agreement"), (y) the distribution of shares of Common Stock to the limited partners of Apollo Investment Fund I, L.P. (the agreement governing such fund being herein referred to as the "Apollo Fund Agreement") or
(z) the terms of the agreements, dated as of April 5, 1999, as amended on July 13, 1999, between

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Artemis America Partnership and Apollo Investment Fund, L.P. (as so amended, the
"Letter Agreement"), by (B) the number of shares of Common Stock outstanding at the time of any calculation to determine whether Artemis is an Acquiring Person. Notwithstanding anything to the con trary contained herein, a "group" (as determined pursu ant to Rule 13d-5 of the General Rules and Regulations promulgated under the Exchange Act) consisting solely of Exempted Persons or solely of Exempted Persons and one or more transferees in a transaction to which Sections 3(i) (after giving effect to the proviso therein) and 4 of the Stockholders Agreement apply (a "Section 3(i) Transferee") shall likewise be treated as an Exempted Person hereunder; provided that the foregoing shall not
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apply to a group which has beneficial ownership of shares of Common Stock of a
Section 3(i) Transferee not subject to the pro rata voting requirements of
Section 4 of the Stockholders Agreement; provided further, that a group
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consisting solely of Apollo and its Affiliates and Associates and Artemis and
its Affiliates and Associ ates, or some subset thereof, shall be treated as an Exempted Person hereunder but only to the extent that such parties are deemed to be a group solely by reason of (i) the Stockholders Agreement, (ii) the Investment Management Agreement, (iii) the Apollo Fund Agreement, (iv) the
Letter Agreement, or (v) any subset of the foregoing agreements."

     (b) Section 7(a) of the Original Agreement is hereby amended by deleting the phrase "May 31, 2002" appearing in the seventh line from the end thereof and inserting in lieu thereof the phrase "May 31, 2007".

     (c) Exhibits B and C of the Original Agreement are hereby amended by deleting all references to the phrase "May 31, 2002" appearing therein and inserting in lieu thereof the phrase "May 31, 2007".

     Except as otherwise specified above, there is no amendment of any other term, condition or provision of the Original Agreement all of which are hereby ratified and confirmed by the Company.

     SECTION 3.  Counterparts.  This Agreement (a) may be executed in two or
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more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument,

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(b) shall be effective only in this specific instance for the specific purpose set forth herein, and (c) does not allow any other or further departure from the terms of the Original Agreement, which terms shall continue in full force and effect. All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

     SECTION 4.  Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING
EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                         SAMSONITE CORPORATION

                                         By:
                                            ------------------------------
                                            Name:
                                            Title:


                                         BANKBOSTON, N.A.

                                         By:
                                            ------------------------------
                                            Name:
                                            Title:

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